UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. 1)

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

AQUA AMERICA, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

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	(4)	Date Filed:

On March 31, 2011, Aqua America, Inc. (“Aqua America”) filed definitive proxy materials relating to its Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 12, 2011. The following letter was mailed to certain shareholders of Aqua America on April 20, 2011 as a reminder to such shareholders to vote their shares and/or return proxies for the Annual Meeting. This letter may be deemed “soliciting materials” within the meaning of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

Aqua America, Inc.
www.aquaamerica.com
762 W. Lancaster Avenue
Bryn Mawr, PA 19010

April 19, 2011

Dear Fellow Shareholder:

You recently received proxy materials in connection with the annual meeting of shareholders of Aqua America, Inc. (the “Company”). According to our latest records, your PROXY VOTE for this meeting HAS NOT YET BEEN RECEIVED.

Please Vote Today.

Your Board of Directors recommends that you vote
  “FOR” each of the director nominees to the Board of Directors;

  “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2011;

  “FOR” the approval of the Company’s executive compensation programs;

  “FOR” the frequency of every “3 years” for future advisory votes on the Company’s executive compensation programs;

  “AGAINST” the shareholder proposal to declassify the Board of Directors for the purpose of director elections.
Due to a change in New York Stock Exchange rules, stockbrokers, banks and other nominees who hold shares for you are no longer allowed to vote your shares on any of the proposals described above other than the ratification of the appointment of the independent auditors unless they have received your specific voting instructions. Regardless of the number of shares you own, it is important that you vote so that your shares are represented at the Annual Meeting.

Your vote is important to us and we need your support.

Electronic voting is available for you. The voting process is quick, easy and free.
  VOTE VIA THE INTERNET: You may cast your vote by logging into the Internet address located on the enclosed proxy form and following the instructions on the website.

  VOTE BY TOUCHTONE PHONE: You may cast your vote by calling the toll-free number on the enclosed proxy form. Please follow the instructions on your proxy form to cast your vote.

  VOTE BY MAIL: You may also cast your vote by mail. Simply sign, date and mail the enclosed proxy form in the postage-prepaid return envelope provided.
Even if you plan to attend the meeting, please vote your shares now so that your vote can be counted without delay.

Thank you in advance for your support and for acting promptly.

On behalf of your Board of Directors,

Nicholas DeBenedictis
Chairman and President